UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2008

TECH/OPS SEVCON, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-9789	04-2985631
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

155 Northboro Road
Southborough, MA   01772
(Address of principal executive offices and zip code)

(508) 281-5510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d)              On September 18, 2008, the Registrant’s Board of Directors authorized management to transfer the listing of the Registrant’s common stock from the American Stock Exchange (“AMEX”) to the Nasdaq Capital Market (“Nasdaq”).  On September 19, 2008, the Registrant notified AMEX of its intention to delist its common stock from AMEX and to list on Nasdaq.  The common stock will continue to trade under the symbol “TO”.  The Registrant has requested that trading in its common stock on AMEX be suspended before the market opens on October 1, 2008 and expects trading on Nasdaq to begin at the market open on October 1, 2008.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)              On and effective September 18, 2008, the Board amended and restated the Registrant’s by-laws. The following is a summary of the material changes effected by adoption of the Amended and Restated By-laws:

Article V, “Stock” -- Section 5.1, “Stock Certificates” and Section 5.2, “Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates” were amended to clarify the Board’s authority to issue uncertificated shares of the Registrant’s capital stock.  The amendments were made to enable the Registrant to comply with a Nasdaq rule requiring securities listed on Nasdaq to be eligible for a Direct Registration Program.

The Amended and Restated By-laws of the Registrant are filed herewith as Exhibit 3.2. The descriptions of provisions of the Amended and Restated By-laws are qualified in their entirety by reference to the Amended and Restated By-laws.

Item 7.01         Regulation FD Disclosure.

On September 19, 2008, the Registrant issued a press release announcing its intention to delist its common stock from AMEX and to list on Nasdaq, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

3.2	Amended and Restated By-laws of the Registrant.

99.1	Press Release issued by the Registrant on September 23, 2008 is furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECH / OPS SEVCON, INC.

By:	/s/ Raymond J. Thibault Jr.
Raymond J. Thibault Jr. Assistant Treasurer

Dated:  September 19, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.2	Amended and Restated By-laws of the Registrant.

99.1	Press Release issued by the Registrant on September 19, 2008.